Exhibit 10.9

Amended and Restated CONTINUING GUARANTEE

1.            GUARANTEE: To induce OAK STREET FUNDING LLC (“Oak Street”), whose address for purpose of notice hereunder is 8888 Keystone Crossing, Suite 1700, Indianapolis, IN 46240 to enter into the Fifth Amendment (defined below) and continue to make loans, extend or continue credit or some other benefit, to or for the benefit of PKS HOLDINGS, LLC, a New York limited liability company (“PKS”), WENTWORTH MANAGEMENT SERVICES LLC, a Delaware limited liability company (“WMS”), PKS ADVISORY SERVICES, LLC, a New York limited liability company (“PKSA”), WENTWORTH RISK MANAGEMENT LLC, a Delaware limited liability company (“WRM”), WENTWORTH FINANCIAL PARTNERS LLC, a Delaware limited liability company (“WFP”), PKS FINANCIAL SERVICES, INC., a New York corporation (“PKSF”), and any other party added thereto as a borrower from time to time (together with PKS, WMS, PKSA, WRM, WFP and PKSF, collectively, the “Borrower”), and because the undersigned CRAIG M. GOULD, a resident of the State of New Jersey (the “Guarantor”), has determined that executing this Amended and Restated Continuing Guarantee (“Guarantee”) is in the Guarantor’s interest and to such Guarantor’s financial benefit, the Guarantor absolutely and unconditionally irrevocably guarantees to Oak Street, as primary obligor and not merely as surety, that the Obligations (as defined in the Credit Agreement) of the Borrower will be paid when due, whether by acceleration or otherwise. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Master Credit Agreement dated as of April 2, 2020 (as amended by the First Amendment to Master Credit Agreement dated as of June 19, 2020, the Second Amendment to Master Credit Agreement dated as of March 19, 2021, the Third Amendment to Master Credit Agreement dated as of May 28, 2021, the Fourth Amendment to Master Credit Agreement dated as of October 17, 2022, and the Fifth Amendment to Master Credit Agreement and Amendment to Other Credit Documents dated as of March 15, 2024 (the “Fifth Amendment”), and as may be further amended, restated, amended and restated, extended, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise specified below, the Guarantor’s obligation shall be payable in U.S. Dollars.

2.            OBLIGATIONS GUARANTEED; Obligations Secured: Subject to the closing of the Fifth Amendment, Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Oak Street the full and prompt payment and performance when due (whether at maturity by acceleration or otherwise) of any and all of the Obligations, as defined in the Credit Agreement. This Guarantee and all of the Obligations guaranteed hereby are secured by (a) at all times on and after the consummation of the Restructure, the Pledged Collateral described in that certain Stock Pledge Agreement, dated as of March 15, 2024, by and among Guarantor, MHC, and Oak Street (the “Stock Pledge Agreement”), and (b) all other collateral as may from time to time be granted, collaterally assigned or pledged to Oak Street to secure this Guarantee and any of the Obligations guaranteed hereby.

3.            CONTINUED RELIANCE: Oak Street may continue to make loans, or extend credit, or provide financial accommodations to or for the benefit of the Borrower based on this Guarantee until Oak Street receives written notice of termination from the Guarantor. That notice shall be effective at the opening of Oak Street for business on the third business day after receipt of the notice. If terminated, the Guarantor will continue to be liable to Oak Street for any Obligations created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of the Obligations, until any and all of said Obligations (other than contingent obligations for which no claims have been asserted) created or existing before receipt of such notice shall be fully paid and all commitments, if any, of Oak Street to extend credit to or for the account of the Borrower which, when made, would constitute Obligations hereby guaranteed shall have terminated.

4.            ACTION REGARDING BORROWER: If any monies become available from any source other than the Guarantor that Oak Street can apply to the Obligations, Oak Street may apply them in any manner it chooses, including but not limited to applying them against liabilities which are not covered by this Guarantee. Oak Street may take any action against the Borrower, any Collateral or any other person liable for any of the Obligations. Oak Street may release the Borrower or anyone else from the Obligations, either in whole or in part, or release any collateral, and need not perfect a security interest or lien in any collateral. Oak Street does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on any collateral or right of set-off. If the Borrower requests more credit or any other benefit Oak Street may grant it, and Oak Street may grant renewals, extensions, modifications and amendments of the Obligations, and otherwise deal with the Borrower or any other person as Oak Street sees fit and as if this Guarantee were not in effect. The Guarantor’s obligations under this Guarantee shall not be released or affected by (a) any act or omission of Oak Street, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, or (c) any change in the composition or structure of the Borrower, including a merger or consolidation with any other person or entity (except as otherwise permitted under the Credit Agreement).

5.            NATURE OF GUARANTEE: This Guarantee is a guarantee of payment and not of collection. Therefore, Oak Street may insist that the Guarantor pay immediately, and Oak Street is not required to attempt to collect first from the Borrower, any collateral, or any other person liable for the Obligations. The obligations of the Guarantor shall be unconditional and absolute even if all or any part of any agreement between Oak Street and the Borrower is unenforceable, void, voidable or illegal, and regardless of the existence of any defense, setoff or counterclaim which the Borrower may assert.

6.            OTHER GUARANTORS: If there is more than one Guarantor hereunder, the obligations under this Guarantee are joint and several. In addition, the Guarantors under this Guarantee shall be jointly and severally liable with any other guarantor of the Obligations. If Oak Street elects to enforce its rights against fewer than all guarantors of the Obligations, that election does not release the Guarantor hereunder from Guarantor’s obligations under this Guarantee. The compromise or release of any of the obligations of any of the other guarantors or the Obligations of the Borrower shall not serve to waive, alter or release Guarantor’s obligations hereunder.

7.            RIGHTS OF SUBROGATION: No Guarantor will have or enforce any rights of subrogation, contribution, or indemnification which the Guarantor has against the Borrower, any person liable for the Obligations, including any other guarantor, or any collateral from the Borrower, until the Borrower and the Guarantor has fully performed, and has indefeasibly paid in full, all of the Obligations (other than contingent indemnification obligations for which no claims have been asserted) to Oak Street, even if those Obligations are not covered by this Guarantee, provided, however, that the Guarantor does not waive or postpone any right to demand reimbursement from any Borrower and/or its Subsidiaries, on a joint and several basis, for any costs (as incurred) of independent counsel of the Guarantor’s choice incurred by the Guarantor in relation to the good faith discharge of the Guarantor’s obligations hereunder or in relation hereto in an amount not to exceed (a) $10,000, plus (b) the amount of any such costs that have been reimbursed to any Borrower and/or its Subsidiaries through third party insurance coverage. The Guarantor further agrees that if all or any part of the payments to Oak Street on the Obligations are invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, then this Guarantee shall remain in full force and effect (or be reinstated as the case may be) until payment in full of those amounts, which amounts are due on Oak Street’s demand.

8.            [RESERVED]

9.            AFFIRMATIVE COVENANTS OF GUARANTOR: The Guarantor shall timely provide all financial statements and tax returns as required per the terms of the Credit Agreement and Reporting Requirements Schedule.

Furthermore, the Guarantor will not sell, assign, pledge, hypothecate or otherwise encumber or transfer, or dispose of any material portion of his real or personal property as set forth in the Guarantor’s personal financial statement or other financial statement submitted to Oak Street prior to the Effective Date (a) which would cause the Guarantor to become insolvent or (b) which would otherwise render the Guarantor unable to satisfy the Obligations or without having first obtained Oak Street’s prior written consent.

10.            WAIVERS: The Guarantor waives any defenses based on suretyship or impairment of collateral. No act of commission or omission of any kind, or at any time, upon the part of Oak Street in respect to any matter whatsoever, shall in any way affect or impair the Guarantor’ liability under this Guarantee. The Guarantor waives any right the Guarantor may have to receive notice of the following matters before Oak Street enforces any of its rights: (a) Oak Street’s acceptance of this Guarantee; (b) any credit that Oak Street extends to the Borrower; (c) the Borrower’s breach or default; (d) any action that Oak Street takes against the Borrower, regarding any collateral, or any liability, which it might be entitled to by law or under any other agreement, including the sale or foreclosure on any collateral; (e) promptness, diligence, presentment, protest and demand for payment, or (f) the transfer of the Obligations to any third party to the extent permitted under the Credit Documents. The Guarantor further waives any requirement by Oak Street to first pursue or exhaust any of its rights or remedies against Borrower, any other guarantor, or any collateral prior to demanding payment from or pursuing the Guarantor for any deficiency. Oak Street may waive or delay enforcing any of its rights against the Borrower or the Guarantor without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of this Guarantee is effective unless it is in writing and signed by the party against whom it is being enforced.

The Guarantor hereby subordinates its right to payment and satisfaction of debt owed by the Borrower to the Guarantor, if any, to the Obligations. The payment and satisfaction of the Guarantor’s debt, if any, directly or indirectly, by any means whatsoever, is hereby deferred to the prior indefeasible payment in full of the Obligations.

11.            REPRESENTATIONS BY THE GUARANTOR: The Guarantor represents that: (a) the Guarantor is solvent and the execution of this Guarantee will not render the Guarantor insolvent; (b) the Guarantor has full power, authority and legal right to execute this Guarantee and to perform all his obligations under this Guarantee; (c) the execution and delivery of this Guarantee and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which Guarantor or its property is bound, or require the consent or approval of any governmental authority or any third party; (d) this Guarantee is a valid and binding agreement, enforceable against the Guarantor according to its terms; (e) the Guarantor’s personal financial statement or other financial statement furnished to Oak Street prior to the execution of this Guarantee, and pursuant to Section 9 hereof, present fairly the financial condition of the Guarantor in all material respects; (f) there are no material liabilities of the Guarantor of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than those liabilities provided for or disclosed in the most recently delivered personal financial statement or other financial statement; and (g) none of the factual information heretofore or contemporaneously furnished in writing or orally to Oak Street by or on behalf of the Guarantor in connection with this Guarantee or any other Credit Document contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with this Guarantee or any Credit Document by or on behalf of the Guarantor to Oak Street will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified. The Guarantor further represents and warrants that (i) the Guarantor has received or will receive direct or indirect benefit from the making of this Guarantee and the creation of Obligations, (ii) the Guarantor is familiar with the financial condition of the Borrower, and (iii) Oak Street has made no representations to the Guarantor in order to induce the Guarantor to execute this Guarantee.

The Guarantor hereby agrees and acknowledges that his obligations hereunder shall not be released or discharged by the following: (a) the renewal, extension, modification or alteration of the Credit Agreement or any other Credit Document; (b) any forbearance or compromise granted to the Borrower by Oak Street; (c) the insolvency, bankruptcy, liquidation or dissolution of the Borrower; (d) the invalidity, illegality or unenforceability of all or any part of the Credit Agreement or any other Credit Document; (e) the full or partial release of any Borrower or any other obligor; (f) the release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral (if any) for the Obligations; (g) the failure of Oak Street properly to obtain, perfect or preserve any security interest or lien in any such collateral, or the failure of Oak Street to exercise diligence, commercial reasonableness or reasonable care in the preservation, enforcement or sale of any such collateral; and (h) any other act or omission of Oak Street or the Borrower which would otherwise constitute or create a legal or equitable defense in favor of the Guarantor.

The Guarantor covenants and agrees that from the date hereof and until the Obligations (other than contingent indemnification obligations for which no claims have been asserted) have been indefeasibly paid in full, that it shall cause the Borrower to comply with all of its covenants contained in the Credit Agreement and the other Credit Documents.

The Guarantor shall indemnify Oak Street and hold it and its officers, directors, agents and employees harmless from and against any liability, claim, cost, loss, damage or expense (including reasonable fees and disbursements of counsel) that any of them may incur or suffer as a result of, or arising out of breach by the Guarantor of any of its representations, warranties and covenants hereunder, provided that the Guarantor shall not be liable for any portion of such liabilities, claims, costs, losses, damages or expenses resulting from the gross negligence or willful misconduct of Oak Street, its officers, directors, agents and/or employees, as determined by a final, non-appealable order of a court of competent jurisdiction. The Guarantor shall reimburse Oak Street for all costs and expenses (including fees and disbursements of counsel) in connection with the enforcement of, and preservation of rights under, this Guarantee. The obligations of the Guarantor under this paragraph shall be continuing and shall not terminate without the prior written consent of Oak Street.

Upon the occurrence and continuance of an Event of Default which results in acceleration of the Obligations, the Guarantor shall not solicit any of the Borrower’s customers or book of business for a period of two (2) years from such Event of Default, as such customers or book of business are part of the Collateral. The Guarantor acknowledges that any such solicitation, whether personally, through another entity, or via alternative producers codes or carriers will be considered conversion of the Collateral from Oak Street.

12.            EVENTS OF DEFAULT. The occurrence and continuance of an “Event of Default” (as defined in any other Credit Document) shall be an “Event of Default” hereunder.

13.            NOTICES: Notice from one party to another relating to this Guarantee is effective if made in writing (including telecommunications) and delivered to the recipient’s address or facsimile number set forth in this Guarantee by any of the following means: (a) hand delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class or express mail, postage prepaid; (d) Federal Express or like overnight courier service; or (e) facsimile or other electronic transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be construed as delivered on receipt if delivered by hand, facsimile or electronic transmission, on the third business day after mailing if mailed by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. Notwithstanding the foregoing, notice of termination of this Guarantee is received only upon the receipt of actual written notice by Oak Street in accordance with the paragraph above labeled “Continued Reliance”.

14.            SEVERABILITY: In case any one or more of the provisions contained in the Agreement shall be invalid, illegal or unenforceable in any respects, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.            LAW AND JUDICIAL FORUM THAT APPLY: This guarantee is delivered in the State of Indiana and governed by Indiana law. THE guarantor irrevocably (a) acknowledges that this guarantee will be accepted by oak street and performed by THE guarantor in the State of Indiana; (b) expressly submits in advance to the jurisdiction of each state court sitting in Hamilton County, Indiana OR FEDERAL COURT SITTING IN THE UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF INDIANA (collectively, the “Courts”) over any suit, action or proceeding arising out of or relating to this guarantee including, but not limited to all events preceding execution thereof, as well as any counterclaims or lender liability actions (individually, an “Agreement Action”); (c) waives, to the fullest extent permitted by law, any objection or defense that THE guarantor may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon THE guarantor and may be enforced in any other court to the jurisdiction of which guarantor is subject, by a suit upon such judgment; (e) consents to the service of process on THE guarantor in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to THE guarantor at THE guarantor’s address designated below; (f) agrees that service in accordance with below shall in every respect be effective and binding on THE guarantor to the same extent as though served on THE guarantor in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE “FAIR WARNING” TO THE guarantor THAT BY EXECUTION OF THIS AGREEMENT THE guarantor HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY THE guarantor AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS guarantee, INCLUDING ANY COUNTERCLAIMS OR LENDER LIABILITY ACTIONS, SHALL BE LITIGATED IN THE SUPERIOR OR CIRCUIT COURT OF HAMILTON COUNTY, INDIANA, OR AT oak street’s DISCRETION IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF INDIANA. THE EXCLUSIVE CHOICE OF FORUM FOR THE guarantor SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY OAK STREET, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY OAK STREET, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND THE guarantor HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

16.            MISCELLANEOUS:

(a)            The Guarantor’s liability under this Guarantee is independent of such Guarantor’s liability under any other guarantee previously or subsequently executed by the Guarantor, singularly or together with others, as to all or any part of the Obligations, and may be enforced for the full amount of this Guarantee regardless of the Guarantor’s liability under any other guarantee. This Guarantee is binding on the Guarantor’s estate, successors and assigns, and will operate to the benefit of Oak Street and its successors and assigns. The use of headings does not limit the provisions of this Guarantee. The Guarantor further agrees to pay all costs and expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees), suffered or incurred by Oak Street in enforcing or endeavoring to enforce this Guarantee, in enforcing or endeavoring to collect the Obligations hereby guaranteed, or any part thereof, and in protecting, defending or enforcing this Guarantee in any litigation, bankruptcy or insolvency proceedings or otherwise.

(b)            The Guarantee may not be amended, or otherwise modified or assigned by any party hereto without the prior written consent of the other party.

17.            COUNTERPARTS. This Guarantee may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Guarantee by signing and delivering one or more counterparts.

18.            WAIVER OF JURY TRIAL: Oak Street and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of or related to this Guarantee or any related instrument or agreement, or any of the transactions contemplated by this Guarantee, or any course of conduct, dealing, statement (whether oral or written), or actions of either of them. Neither Oak Street nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Oak Street or the Guarantor except by a written instrument executed by them.

19.            TERMINATION. This Guarantee shall terminate (and the Guarantor shall have no further liability or obligation hereunder) and be of no further force and effect once the Obligations (other than contingent indemnification obligations for which no claims have been asserted) under the Credit Agreement have been paid in full and the Credit Agreement has been terminated.

20.            AMENDMENT AND RESTATEMENT OF EXISTING GUARANTEE. Guarantor previously executed and delivered to Oak Street that certain Continuing Guarantee dated as of March 26, 2020 (as heretofore amended or otherwise modified from time to time, the “Existing Guarantee”). On and after the Effective Date, the Existing Guarantee is hereby amended and restated in its entirety by this Guarantee, and this Guarantee and the other Credit Documents to which the Guarantor is a party or otherwise bound will govern the present relationship among the Guarantor and Oak Street with respect to the subject matter hereof and thereof. This Guarantee shall not be deemed to evidence a (a) novation or payment and refunding of the outstanding obligations, liabilities and indebtedness of the Guarantor created or existing under, pursuant to, or arising from the Existing Guarantee (collectively, the “Existing Guaranteed Obligations”) or (b) a novation of the Existing Guarantee or any of the other existing Credit Documents. The Existing Guaranteed Obligations shall, together with all of the Guarantor’s obligations, liabilities, and indebtedness hereunder, continue in existence under this Guarantee, which Existing Guaranteed Obligations the Guarantor, by this Guarantee, hereby acknowledges, reaffirms and confirms to Oak Street. References in any of the Credit Documents to the Existing Guarantee shall, on and after the Effective Date, be deemed to be references to this Guarantee. Without limiting the generality of any of the foregoing, the Guarantor hereby consents to the execution and delivery of the Fifth Amendment, the other Credit Documents being executed and delivered in connection therewith, and the transactions contemplated thereby and in connection therewith; provided, that, nothing herein shall be construed, by implication or otherwise, as imposing any requirement that Oak Street notify or seek the consent of Guarantor relative to any past or future extension of credit, amendment, modification, extension or other action with respect thereto, in order for any such extension of credit, amendment, modification, extension or other action with respect thereto to be subject to this Guarantee, it being expressly acknowledged and reaffirmed that Guarantor has consented, among others things, to extensions of credit, amendments, modifications, extensions and other actions with respect thereto without any notice thereof or further consent thereto.

21.            RELEASE. The Guarantor hereby releases Oak Street from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Credit Documents, other than such liabilities, damages and claims which arise after the Effective Date or from the gross negligence or willful misconduct of Oak Street, its officers, directors, agents and/or employees, as determined by a final, non-appealable order of a court of competent jurisdiction. The foregoing release (a) does not release or discharge, or operate to waive performance by, Oak Street of its express agreements and obligations stated herein or in the Credit Documents to be performed by Oak Street on and after the Effective Date and (b) will survive the payment in full of the Obligations (other than contingent indemnification obligations for which no claims have been asserted) and the termination of the Credit Agreement. The foregoing release (i) is in addition to any other release given by Guarantor in favor of Oak Street, (ii) is not intended to limit or restrict any other release given by Guarantor to Oak Street, all of which remain in full force and effect and (iii) shall survive payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claims have been asserted) and termination of this Guarantee.

22.            Electronic Signature Acknowledgment. Signer agrees that an electronic signature, whether digital or encrypted, of such signer on this document is intended to authenticate this writing and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures, pursuant to Indiana Code § 26-2-8, et. seq., as amended from time to time.

[Signatures on following page]

Dated: March 15, 2024 (the “Effective Date”).

/s/ Craig M. Gould
Guarantor: Craig M. Gould

Address:

Phone:

STATE OF ILLINOIS	)
) SS:
COUNTY OF COOK	)

Before me, a Notary Public in and for said County and State, personally appeared Craig M. Gould, and acknowledged the execution of the foregoing document as his voluntary acts and deeds.

Witness my hand and Notarial Seal, this March 15, 2024.

/s/ Robert Kevin Finnerty
Notary Public -Signature

Robert Kevin Finnerty
Notary Public -Printed

My Commission Expires:	My County of Residence:

02/19/2025	Cook

Amended and Restated Continuing Guarantee – Signature Page